THE INFORMATION MARKED BY * AND [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                              AMENDED AND RESTATED

                    SPONSORED RESEARCH AND LICENSE AGREEMENT

          THIS AGREEMENT, entered into as of the 1st day of May, 1995 by and between Progenitor, Inc., 1507 Chambers Road, Columbus, Ohio 43212-1566 ("Progenitor"), and Novo Nordisk A/S, c/o ZymoGenetics, Inc., 1201 Eastlake Avenue East, Seattle, Washington 98102 ("Novo Nordisk"),, is amended and restated in its entirety as stated herein as of the 21 day of February, 1997 (the "date of this Restated Agreement").

          A. Progenitor has rights in technology related to: (a) a hematopoietic receptor homologue referred to as Hu-B1.219, and (b) an activity present in the supernatant of the murine yolk-sac-derived cell line YS-4, referred to as Mu-YSDF-l. Novo Nordisk and its Affiliates have experience in isolating and cloning ligands to receptors and cloning growth factors and in developing products therefrom.

          B. The parties have terminated their prior collaborative research effort with respect to the Hu-B1.219 receptor, as stated in a letter from Progenitor to Novo Nordisk dated March 17, 1996. This termination ended the Ligand Research Phase and occurred prior to any "Ligand Stage 2" and, accordingly, all references to Ligand Stage 2 have been omitted from this Restated Agreement. The parties acknowledge that no "Ligand" was discovered or developed, and no "Ligand" arose in or from such Ligand Research Phase, as the Ligand to the Receptor had been separately discovered to be leptin, and this was disclosed in publications of third parties. Nevertheless, certain work and technologies were performed and developed during the "Ligand Research Phase," all of which relate solely to the Receptor.

          C. Novo Nordisk and its Affiliates desire to obtain, and Progenitor desires to grant to Novo Nordisk and its Affiliates, a license under Progenitor's rights with respect to the YSDF-1 growth factor, on the terms and conditions set forth in this Agreement, and the parties desire to collaborate in a research effort as described in this Agreement.

          NOW, THEREFORE, the parties hereby agree as follows:

     1.   DEFINITIONS.

          1.1 AFFILIATE of a party shall mean any entity that controls, is controlled by or is under common control with such party or such party's Affiliates.

          1.2 FIELD shall mean any and all human therapeutic uses and all small molecule drug design uses, but excluding all non-therapeutic uses (including but not limited to diagnostic and cell-sorting uses).

          1.3 GROWTH FACTOR shall mean any protein molecule which is identified from the supernatant of the murine yolk-sac-derived cell line YS-4 or any human homologe (Hu-YSDF-1) of Mu-YSDF-1, wherein such protein molecule is stimulatory to any hematopoietic stem cell, hematopoietic blast cell or any hematopoietic progenitor cell found in the bone marrow, including without limitation any erythrocyte progenitors, megakaryocyte progenitors and/or macrophage progenitors, and any nucleic acid molecule corresponding to such protein molecule, including but not limited to cDNA, genomic DNA and RNA in both the sense and anti-sense orientations, any homologous nucleic acid and/or protein sequence and any small molecular weight mimetic, as well as any functional equivalents of any of the foregoing.

          1.4 JOINT COMMITTEE shall mean the committee described in Section 2.4 of this Agreement.

          1.5 JOINT TECHNOLOGY shall mean either the "Receptor Joint Technology," which is, as to information, data, property and rights existing at or prior to March 17, 1996, any partial or complete sequence information, data, property and rights describing or covering the Receptor and any other information, data, property and rights, as well as any inventions, whether patentable or not, developed from the materials provided to Novo Nordisk by Progenitor pursuant to this Agreement and arising from the research conducted pursuant to this Agreement in the course of the Receptor Research Phase at or on behalf of Novo Nordisk, Progenitor or any Affiliate of either, or the "Growth Factor Joint Technology," which is any partial or complete sequence information, data, property and rights describing or covering any Growth Factor and any other information, data, property and rights, as well as any inventions, whether patentable or not, developed from the materials provided to Novo Nordisk by Progenitor pursuant to this Agreement and arising from the research conducted pursuant to this Agreement in the course of the Growth Factor Research Phase at or on behalf of Novo Nordisk, Progenitor or any Affiliate of either. Work done by or on behalf of Novo Nordisk and/or its Affiliates pursuant to Section 2.2 shall not be considered to be done in the course of the Growth Factor Research Phase. The parties agree that any and all Joint Technology shall be jointly owned by Novo Nordisk and Progenitor.

          1.6 LICENSED JOINT PATENT RIGHTS shall mean those Licensed Patent Rights arising under patents and patent applications covering any Growth Factor Joint Technology.

          1.7 LICENSED PATENT RIGHTS shall mean all of Progenitor's rights in and to Licensed Technology that is covered at any time by any patent or patent application in any country worldwide, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof and any period of marketing exclusivity relating thereto. Licensed Patent Rights shall also include, without limitation, Progenitor's rights arising under patents and patent applications covering any Growth Factor Joint Technology.


          1.8 LICENSED PRODUCT shall mean any material, the relevant manufacture, use, sale, offer for sale or import of which by Novo Nordisk or an Affiliate of Novo Nordisk would, in the absence of the licenses granted herein, infringe one or more Valid Claims of Licensed Patent Rights, treating, for this purpose only, all patents covering any Growth Factor Joint Technology as if they were solely owned by Progenitor.

          1.9 LICENSED TECHNOLOGY shall mean any and all material, information, property and rights in or coming into the possession or control of Progenitor or any Affiliate of

Progenitor or any licensee or collaborator of any of them which has received the YS-4 cell line or any rights therein from Progenitor or its Affiliate (other than Novo Nordisk and its Affiliates) that is necessary or useful in the discovery, isolation, development, production or use of any Growth Factor in the Field, including without limitation the Growth Factor(s) themselves and the materials or information referred to in Exhibit 2.1.1.

          1.10 NET SALES shall mean the gross proceeds actually received by Novo Nordisk or an Affiliate of Novo Nordisk, or a sublicensee of either, pursuant to sales of a Licensed Product (except sales by Novo Nordisk or one of its Affiliates or sublicensees to Novo Nordisk or one of its Affiliates or sublicensees other than for end use), less, to the extent included in such gross proceeds, sales and/or use taxes, income taxes withheld at the source, import and/or export duties, outbound transportation and insurance, wholesaler and cash discounts, sales commissions and incentives, returns and allowances, and third party royalties.

          1.11 NOVO NORDISK GROWTH FACTOR PATENT RIGHTS shall mean Novo Nordisk's rights in and to Growth Factor Joint Technology arising from the research conducted pursuant to this Agreement in the course of Stage 1 and Stage 2 of the Growth Factor Research Phase that is covered at any time by any patent or patent application in any country worldwide, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any period of marketing exclusivity relating thereto.

          1.12 NOVO NORDISK RECEPTOR PATENT RIGHTS shall mean Novo Nordisk's rights in and to Receptor Joint Technology that arose from the research conducted pursuant to this Agreement in the course of the Receptor Research Phase that is covered at any time by any patent or patent application in any country worldwide, and all divisions, conditions, continuations-in-part, reissues, reexaminations or extensions thereof, and any period of marketing exclusivity relating thereto.

          1.13 NOVO NORDISK PATENT RIGHTS shall mean Novo Nordisk's rights in and to Joint Technology that is covered at any time by any patent or patent application in any country worldwide, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any period of marketing exclusivity relating thereto. Novo Nordisk Patent Rights shall include, without limitation, all Novo Nordisk Growth Factor Patent Rights and all Novo Nordisk Receptor Patent Rights.

          1.14 PROGENITOR GROWTH FACTOR NET SALES shall mean the gross proceeds actually received by Progenitor or an Affiliate of Progenitor, or a sublicensee of either, pursuant to sales of Progenitor Growth Factor Product (except sales by Progenitor or one of its Affiliates or sublicensees to Progenitor or one of its Affiliates or sublicensees other than for end use), less, to the extent included in such gross proceeds, sales and/or use taxes, income taxes withheld at the source, import and/or export duties, outbound transportation and insurance, wholesaler and cash discounts, sales commissions and incentives, returns and allowances, and third party royalties.

          1.15 PROGENITOR GROWTH FACTOR PRODUCT shall mean any material, the relevant manufacture, use, sale, offer for sale or import of which by Progenitor or an Affiliate of Progenitor would, in the absence of the licenses granted in
Section 8.6 hereof, infringe one or
more Valid Claims of Novo Nordisk Growth Factor Patent Rights, treating, for this purpose only, all patents covering Growth Factor Joint Technology arising from the research conducted pursuant to this Agreement in the course of Stage 1 and Stage 2 of the Growth Factor Research Phase as if they were owned solely by Novo Nordisk.

          1.16 PROGENITOR RECEPTOR PRODUCT shall mean any material, the relevant manufacture, use, sale, offer for sale or import of which by Progenitor or an Affiliate of Progenitor would, in the absence of the licenses granted in
Section 8.5 hereof, infringe one or more Valid Claims of Novo Nordisk Receptor Patent Rights, treating, for this purpose only, all patents covering Receptor Joint Technology arising from the research conducted pursuant to this Agreement in the course of the Receptor Research Phase as if they were owned solely by Novo Nordisk.

          1.17 RECEPTOR shall mean the protein molecule [***] and any nucleic acid molecule corresponding to such protein molecule, including, but not limited to, cDNA, genomic DNA, and RNA in both the sense and anti-sense orientations, any homologous nucleic acid and/or protein sequence and any small molecular weight mimetic, as well as any functional equivalents of any of the foregoing.

          1.18 RESEARCH PHASE shall mean either the "Receptor Research Phase" which was the initial phase of the term of this Agreement prior to March 17, 1996, when the parties were actively conducting research regarding the Receptor, or the "Growth Factor Research Phase", which will be the initial phase of the term of this Agreement, beginning with the date of this Restated Agreement, when the parties are actively conducting research regarding Growth Factors. (The Receptor Research Phase was formerly called the "Ligand Research Phase," but because no Ligand resulted therefrom, the parties have renamed it herein.) The Growth Factor Research Phase will consist of two stages, which are described in
Section 2.1 below. The Growth Factor Research Phase shall continue until termination of the final stage thereof or the earlier termination of this Agreement.

          1.19 ROYALTIES shall mean all royalties payable by Novo Nordisk to Progenitor hereunder.

          1.20 TARGET GROWTH FACTOR shall mean a Growth Factor, as defined in
Section 1.3, and which is more specifically described in Exhibit 1.20.

          1.21 VALID CLAIM shall mean: (i) a claim of an unexpired patent, or one whose expiration date has been extended by law, so long as such claim shall not have been held invalid in an unappealed or an unappealable decision, in a court of competent jurisdiction; or (ii) any subsisting right of market exclusivity granted on the basis of any of the claims described in clause (i).

     2.   RESEARCH.

          2.1 The Growth Factor Research Phase will consist of one or two stages, as described below:

               2.1.1 (i) During Stage 1 of the Growth Factor Research Phase, Novo Nordisk and/or one or more of its Affiliates will attempt to clone and sequence a Growth Factor, and more specifically a Target Growth Factor, pursuant to the work plan attached as Exhibit 2.1.1. Also during such Stage 1, Progenitor will promptly provide to Novo Nordisk any Licensed Technology in the form of any Growth Factor (and any related material, information, property and rights) not previously provided to Novo Nordisk by Progenitor, and which come into the possession or control of Progenitor or its Affiliates. Progenitor will exert all continuing reasonable efforts to obtain the agreement of its or its Affiliates' licensees and collaborators who have received the YS-4 cell line or any rights therein from Progenitor or its Affiliate similarly to provide any such Growth Factor or Growth Factor-related Licensed Technology to Progenitor or its Affiliate in support of Progenitor's compliance with this Agreement.

                    (ii) As required by Novo Nordisk, and at no additional charge, Progenitor will provide Novo Nordisk with samples of the materials or assistance described in Exhibit 2.1.l and will exert all commercially reasonable efforts as may be required to enable Novo Nordisk to carry out Novo Nordisk's obligations during Stage 1. During Stage 1, Novo Nordisk will limit its use of all Growth Factors and any related tools and reagents provided to it by Progenitor to carrying out the tasks contemplated by this Section 2.1. Novo Nordisk will not screen any Growth Factor provided to Novo Nordisk by Progenitor against any material, or commingle any such Growth Factor with any material, that is the property of any person or entity other than Novo Nordisk, Progenitor and/or any Affiliate of either such party, except with the prior approval of the Joint Committee. Following the end of Stage 1, Novo Nordisk will not use any Growth Factor provided to Novo Nordisk by Progenitor except in connection with any Identified Growth Factor (as defined below).

                   (iii) The parties anticipate that Stage 1 will continue for approximately [***]. Stage I will end upon the "Stage 1 Termination Date," which shall occur on the earliest of (A) the date Novo Nordisk notifies Progenitor in writing that Novo Nordisk has successfully completed the tasks of cloning and sequencing a Target Growth Factor that is Growth Factor Joint Technology, (B) Progenitor notifies Novo Nordisk that a Target Growth Factor has been cloned and sequenced that is Licensed Technology, or (C) Stage 1 ends as described in clause (iv)(B) below.

                    (iv) If Novo Nordisk has not so cloned and sequenced a Target Growth Factor within [***] after the date of this Restated Agreement, and no Target Growth Factor has then been cloned and sequenced that is Licensed Technology, Progenitor may deliver written notice to Novo Nordisk at any time after expiration of such [***] period but before Novo Nordisk so clones and sequences a Target Growth Factor demanding that Novo Nordisk complete such tasks within 60 days after delivery of such notice. If Novo Nordisk does not complete such cloning and sequencing of a Target Growth Factor within such 60-day period, then:

                    (A) if no Growth Factor has been cloned and sequenced that is Growth Factor Joint Technology or that is Licensed Technology prior to the end of such 60-day period, Progenitor may terminate the Growth Factor Research Phase and the license granted to Novo Nordisk pursuant to this Agreement with respect to all Growth Factors by delivery of written notice to Novo Nordisk, and, after such termination, Progenitor shall have the rights granted in
Section 8.6, or

                    (B) if Novo Nordisk notifies Progenitor in writing prior to the end of such 60-day period that a Growth Factor other than a Target Growth Factor has theretofore been cloned and sequenced that is Growth Factor Joint Technology, or that Novo Nordisk will treat as such any Growth Factor(s) that have been cloned and sequenced that is Licensed Technology (and as Progenitor has so notified Novo Nordisk), Stage 1 will be deemed completed on the basis of those Growth Factor(s) so cloned and sequenced, and the date of such notice shall be the Stage 1 Termination Date. If Novo Nordisk does not give such notice prior to the end of such 60-day period, clause (iv)(A) above shall apply.

                    (v) Each determination of whether or not Novo Nordisk has successfully cloned and sequenced a Target Growth Factor that is Growth Factor Joint Technology will be made by Novo Nordisk in its sole discretion, based on the criteria set forth in Exhibit 1.20 having been met. Each determination of whether or not Novo Nordisk has successfully cloned and sequenced a Growth Factor other than a Target Growth Factor that is Growth Factor Joint Technology, or by or for Progenitor that is Licensed Technology, will be made by Novo Nordisk in its sole discretion, based on the definition in Section 1.3 and on the recommendation, if any, of the Joint Committee.

                    (vi) Within 120 days after the Stage 1 Termination Date, Novo Nordisk will notify Progenitor in writing (the "Identified Growth Factor Notice") stating whether or not Novo Nordisk desires to go forward with Stage 2 of the Growth Factor Research Phase and what Growth Factor or Growth Factors, if more than one, (or other result of the work conducted pursuant to Stage 1) Novo Nordisk desires to go forward with (each is referred to herein as an "Identified Growth Factor"). If Novo Nordisk states in the Identified Growth Factor Notice that it does not desire to proceed to Stage 2 with any Growth Factor (or other result of the work conducted pursuant to Stage 1), there will be no Stage 2 of the Growth Factor Research Phase, and the licenses granted to Novo Nordisk pursuant to this Agreement with respect to all Growth Factors will terminate as of the date of delivery to Progenitor of such Identified Growth Factor Notice, and, after such termination, Progenitor shall have the rights granted in
Section 8.6. If Novo Nordisk fails to give any Identified Growth Factor Notice, this will, as of the 180th day after the Stage 1 Termination Date, be treated as if Novo Nordisk had given an Identified Growth Factor Notice stating that it does not desire to proceed to Stage 2 with any Growth Factor (or other result of the work conducted pursuant to Stage 1), and the immediately preceding sentence shall be applicable.

               2.1.2 Stage 2 will begin on the date Novo Nordisk gives Progenitor an Identified Growth Factor Notice stating that Novo Nordisk desires to proceed to Stage 2. During at least the initial twenty-five months of Stage 2 of the Growth Factor Research Phase, Progenitor will make itself and its personnel available to perform the studies described in Exhibit 2.1.2 to Novo Nordisk's satisfaction and at Novo Nordisk's option. Novo Nordisk may, in its discretion, perform some or all of such studies itself or engage one or more third parties to do some or all of such studies on terms to be agreed by Novo Nordisk and such third party(ies), provided that no such third party terms shall reduce or impair any of Progenitor's rights under this Agreement. If and to the extent that Novo Nordisk engages Progenitor to perform one or more of such studies, Novo Nordisk will be responsible for producing, at no additional charge, all recombinant Identified Growth Factor protein reasonably required by Progenitor to complete its tasks during Stage 2. Progenitor will limit its use of such protein to performance of its obligations under this Agreement.

               2.1.3 If Novo Nordisk engages Progenitor to perform all of the Stage 2 studies described in Exhibit 2.1.2, Progenitor will devote no less than the equivalent of [***] qualified scientists working full-time on completion of its obligations throughout the 2nd through the 25th months of Stage 2, and Novo Nordisk will pay Progenitor a quarterly research fee of U.S. $500,000 during such portion of Stage 2. Each such research fee shall be due, in such event, within 60 days after Novo Nordisk's receipt of an invoice therefor, but no sooner than the tenth day of each January, April, July, and October. If Novo Nordisk engages Progenitor to perform less than all of such Stage 2 studies, such personnel and research fee commitments shall be proportionately reduced to equitably reflect the Progenitor work actually engaged and performed. For purposes of this Agreement, the phrase "full-time" shall mean forty hours per week, excluding holidays.

               2.1.4 Stage 2 will continue until Novo Nordisk is satisfied that the studies described in Exhibit 2.1.2 have been completed and the results thereof have been analyzed and understood. Within 120 days after the end of Stage 2, Novo Nordisk will notify Progenitor in writing (a "Development Notice") stating whether or not Novo Nordisk desires to go forward with development of a Licensed Product based on an Identified Growth Factor or any other result of the work performed pursuant to Stage 2. If Novo Nordisk desires to go forward with the development of more than one Licensed Product, it will give a separate Development Notice for each such Licensed Product. If Novo Nordisk states in a Development Notice that there is no Licensed Product the development of which it desires to proceed with, the licenses granted to Novo Nordisk pursuant to this Agreement with respect to all Growth Factors will terminate as of the date of delivery to Progenitor of the Development Notice, and, after such termination, Progenitor shall have the rights granted in Section 8.6. If Novo Nordisk fails to give any Development Notice, this will, as of the 180th day after the end of Stage 2, be treated as if Novo Nordisk had given a Development Notice stating that there is no Licensed Product the development of which it desires to proceed with, and the immediately preceding sentence shall be applicable.

          2.2 If Novo Nordisk elects to go forward with development of any Licensed Product, Novo Nordisk and/or one or more of its Affiliates will attempt through commercially reasonable efforts to develop and commercialize such Licensed Product and to secure all necessary regulatory approvals in connection therewith. Progenitor acknowledges that Novo Nordisk may, but shall not be required to, begin such activities before the end of the Growth Factor Research Phase. As between the parties, all results of such efforts by or on behalf of Novo Nordisk and/or its Affiliates, regardless of when such efforts are made, shall be owned by Novo Nordisk, and shall not be deemed to be Joint Technology. Progenitor will exert all commercially reasonable efforts to assist Novo Nordisk in this effort as and when reasonably requested by Novo Nordisk. Novo Nordisk does not guarantee that it will develop, produce or market a Licensed Product or that it will generate Royalties for Progenitor.

          2.3 As requested by Novo Nordisk, Progenitor will share with personnel of Novo Nordisk, its Affiliates, and their sublicensees and subcontractors, to the extent it can do so without violating any obligation of Progenitor and/or any of its Affiliates to any third party (and Progenitor warrants that any such obligations existing on the date of this Agreement that would prohibit Progenitor from sharing pertinent materials or information with Progenitor have been disclosed by Progenitor to Novo Nordisk in writing prior to the date hereof), all materials and documents in Progenitor's possession, and all Progenitor's knowledge and know-how, related to the Growth Factors, the mammalian cells expressing any of the Growth Factors, methods of isolating any of the foregoing, the Licensed Patent Rights and Licensed Technology, including without limitation all such materials, documents, knowledge and know-how obtained by Progenitor from any third party, subject to the applicable confidentiality provisions contained in this Agreement. As requested by Progenitor, Novo Nordisk will share with personnel of Progenitor, its Affiliates, and their sublicensees and subcontractors, to the extent it can do so without violating any obligation of Novo Nordisk and/or any of its Affiliates to any third party, all materials and documents in Novo Nordisk's possession, and all Novo Nordisk's knowledge and know-how, related to the Growth Factors, the Licensed Patent Rights and Licensed Technology and acquired or developed by Novo Nordisk and/or its Affiliates in the course of the Growth Factor Research Phase.

          2.4 The parties hereby establish the Joint Committee, to be comprised of three representatives appointed by Novo Nordisk and three representatives appointed by Progenitor. The initial representatives of Novo Nordisk to the Joint Committee shall be Dr. Don Foster, Dr. Si Lok, and Dr. Luciana Simoncini and the initial representatives of Progenitor to the Joint Committee shall be Dr. H. Ralph Snodgrass, Dr. Douglass Given, and Dr. Stephen Williams. One representative from each party shall be that party's project leader for this Agreement. Each party will promptly notify the other party of any change in its appointed representatives. In addition, if any designated representative of a party is unable to attend any meeting of the Joint Committee, such party may designate a replacement for such designated representative; provided, however, that if all three designated representatives of either party are unable to attend any meeting of the Joint Committee, such meeting shall be rescheduled.

               2.4.1 Where the Joint Committee is specifically authorized by this Agreement to make determinations, any such determinations shall be made by majority vote, and each representative shall have one vote. During Stage 1 of the Growth Factor Research Phase, the Joint Committee shall meet in person at least twice each calendar year and by teleconference at least once each calendar quarter (excluding the calendar quarters in which it meets in person). Following Stage 1 of the Growth Factor Research Phase, the Joint Committee shall meet in person or by teleconference at least once each calendar year. Each party shall bear its own expenses for its personnel attending such meetings. The representatives of each party shall prepare and distribute to both parties written minutes of each such meeting, both during and after Stage 1 of the Growth Factor Research Phase, which minutes will, without limitation, describe each recommendation and determination made by the Joint Committee pursuant to Section 2.1. Such minutes of each meeting shall be reviewed, amended if necessary and approved at the following meeting of the Joint Committee, and copies of all such final minutes shall immediately be distributed to both parties.

               2.4.2 The purpose of the Joint Committee during Stage 1 of the Growth Factor Research Phase shall be: (i) to advise the parties regarding the overall strategy for Stage 1, as contemplated by this Agreement; (ii) to coordinate the parties' activities hereunder; (iii) to review all results of work done in Stage I of the Growth Factor Research Phase and suggest modifications to the scope and goals of such work, if the Joint Committee deems it necessary; and (iv) to undertake the responsibilities and make the recommendations and determinations delegated to it pursuant to Section 2.1 of this Agreement.


               2.4.3 Outside the course of Stage 1 of the Growth Factor Research Phase, the role of the Joint Committee shall be to advise Novo Nordisk with respect to further development, testing, and commercialization of Licensed Product, as requested by Novo Nordisk.

          2.5 All rights in any partial or complete sequence information describing or covering any Growth Factor, and other. technology, data, information and inventions, whether or not patentable, developed from the materials provided to Novo Nordisk by Progenitor pursuant to this Agreement and arising from the research conducted by or on behalf of either or both parties pursuant to this Agreement in the course of the Growth Factor Research
Phase shall be jointly owned by Novo Nordisk and Progenitor. Work performed by or on behalf of Novo Nordisk and/or its Affiliates pursuant to Section 2.2 shall not be considered to be conducted in the course of the Growth Factor Research Phase. Each party will ensure that all third parties that conduct any portion of the research to be conducted by such party or on such party's behalf pursuant to this Agreement sign appropriate documents transferring their rights therein to such party consistent with the terms of this Agreement.

          2.6 Novo Nordisk affirms that it has prior to the date of this Restated Agreement delivered to Progenitor all of the Receptor Joint Technology arising from the research conducted pursuant to this Agreement in the course of the Receptor Research Phase. Progenitor acknowledges that Novo Nordisk may, now or in the future, conduct its own research and/or enter into one or more agreements with third parties that involve identification and/or characterization of putative growth factors in general. The parties recognize that such efforts on behalf of Novo Nordisk may result in identification and/or characterization of a molecule that is identical or substantially similar to a Growth Factor. Alternatively, a molecule discovered by Novo Nordisk or obtained by Novo Nordisk from a third party may be a portion of a Growth

Factor, or a Growth Factor may be a portion of such a molecule. In such case, Novo Nordisk will have the sole right to determine, in its discretion, which molecule or molecules (whether a Growth Factor or a molecule discovered by Novo Nordisk or obtained from a third party), if any, to develop into a product. Except as set forth in Section 2.5, all technology, data, information and inventions, whether or not patentable, arising from any research conducted by or on behalf of Novo Nordisk shall, as between the parties, be the sole property of Novo Nordisk. Novo Nordisk will not disclose to Progenitor any confidential information received by Novo Nordisk from a third party, and, as set forth in
Section 5 below, Novo Nordisk will not disclose to any third party any confidential information received by Novo Nordisk from Progenitor, nor use the same except as contemplated herein and in such Section 5. Novo Nordisk will not intentionally seek a collaboration with any third party with respect to any molecule that is identical or substantially similar to a Growth Factor.

          2.7 So long as Novo Nordisk is producing any Identified Growth Factor, and so long as the Joint Committee determines that supply of such materials by Novo Nordisk to Progenitor and its Affiliates pursuant to this Section would not interfere with the development or commercialization of any Licensed Product pursuant to this Agreement, Novo Nordisk will supply Progenitor with reasonable quantities of such Identified Growth Factor, in any form produced by Novo Nordisk for its own purposes, for use only by Progenitor and its Affiliates solely in conducting research activities outside the Field. Progenitor shall not provide any such materials to any third party without Novo Nordisk's prior, written consent in each instance. Any such materials shall be provided to Progenitor for no additional charge, except that Progenitor will reimburse Novo Nordisk, as requested by Novo Nordisk, for any expenses incurred in packaging such materials and shipping them to Progenitor. Any and all such materials shall be provided by Novo Nordisk AS IS AND WITHOUT WARRANTY OF ANY KIND.

     3.   LICENSE.

          3.1 Subject to the terms of this Agreement, Progenitor hereby grants Novo Nordisk and its Affiliates the worldwide license, with right to sublicense, under the Licensed Patent Rights and Licensed Technology, to make, have made, use, sell, have sold, offer for sale and import any products or processes for use in the Field and to otherwise carry out its rights and obligations pursuant to this Agreement, which license shall be nonexclusive except to the extent provided in the following sentence. Subject to the terms of this Agreement, Progenitor hereby grants Novo Nordisk and its Affiliates the worldwide, sole and exclusive license, with right to sublicense, under the Licensed Patent Rights and the Licensed Technology describing, covering, constituting, or otherwise with respect to, any Growth Factor; the Licensed Joint Patent Rights; and the Growth Factor Joint Technology, to make, have made, use, sell, have sold, offer for sale and import products or processes for use in the Field and to otherwise carry out its rights and obligations pursuant to this Agreement.

          3.2 Subject to the terms of this Agreement, Novo Nordisk hereby grants Progenitor and its Affiliates the worldwide, royalty-free, sole and exclusive license, with right to sublicense, under Novo Nordisk's rights in any Novo Nordisk Patent Rights, to make, have made, use, sell, have sold, offer for sale and import products for use outside the Field. SUCH

LICENSE IS GRANTED AS IS, WITHOUT WARRANTY OF ANY KIND, AND PROGENITOR AGREES TO INDEMNIFY NOVO NORDISK FOR ANY LOSS, DAMAGE, LIABILITY AND EXPENSE, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES AND COSTS OF DEFENSE, ARISING OUT OF ANY EXERCISE OF SUCH RIGHTS, AND/OR OUT OF ANY USE OF MATERIALS PROVIDED BY NOVO NORDISK TO PROGENITOR HEREUNDER, BY OR ON BEHALF OF PROGENITOR, ITS AFFILIATES AND/OR ITS OR THEIR LICENSEES AND ASSIGNEES, EXCLUDING ANY SUCH LOSS, DAMAGE, LIABILITY OR EXPENSE INTENTIONALLY CAUSED BY NOVO NORDISK AND/OR ITS AFFILIATES.

          3.3 Except as to filings covering any of the technology exclusively licensed to Novo Nordisk pursuant to the second sentence of Section 3.1, Progenitor shall have the sole right to file and prosecute any patent applications relating to the Licensed Patent Rights and the Licensed Technology, and to maintain such patent rights. Except as provided in Section 8.5.1 and 8.6.2, Novo Nordisk shall have the sole right to file and prosecute any patent applications giving rise, in whole or in part, to the Licensed Joint Patent Rights or any other Licensed Patent Rights exclusively licensed to Novo Nordisk pursuant to the second sentence of Section 3.1, and to maintain patents under such Licensed Joint Patent Rights and such other Licensed Patent Rights. Each party will provide the other party with copies of all such patent applications and amendments filed by it and all other correspondence between it and the patent authority of any country regarding such patent applications and amendments. Each party shall bear all expenses of the patent, filing, prosecution and maintenance activities undertaken by it. If at any time during the term of this Agreement either party elects not to file or to abandon any patent or patent application which such party has the right to file and prosecute pursuant to this Section or Sections 8.5.1 or 8.6.2, such party shall notify the other party of that decision at least 30 days prior to any deadline for the filing of any such patent application or any response or the taking of any other action necessary to maintain such patent or patent application in existence. Thereafter, AS ITS SOLE AND EXCLUSIVE REMEDY THEREFOR, such other party shall have the right to take over responsibility for the maintenance of such patent or the prosecution of such patent application, at its sole expense and discretion.

          3.4 Except for the rights and licenses explicitly granted as stated in this Agreement, each party retains all rights and ownership in and to its technology and intellectual properties, and makes no grant of rights by implication. It is understood that Progenitor retains the non-exclusive right, without the right to sublicense, to make, have made, use and import the Licensed Product and the Licensed Technology for research purposes.

     4.   FEES AND ROYALTIES.

          4.1 If Novo Nordisk elects to go forward with development of one or more Licensed Product(s) pursuant to Section 2.1.4, Novo Nordisk will pay Progenitor a license fee of U.S. $2,000,000 within 90 days after the earlier of:
(i) the delivery to Progenitor of the first Development Notice stating that Novo Nordisk desires to go forward with development of a Licensed Product; or
(ii) the commencement by or on behalf of Novo Nordisk of production of an active ingredient for any Licensed Product under Good Manufacturing Practices (GMP).

Nothing in this Agreement shall be construed as requiring Novo Nordisk to pay more than one such license fee.

          4.2 In addition, Novo Nordisk will make the following milestone payments to Progenitor:

               4.2.1 Novo Nordisk will pay Progenitor U.S. [***] within 60 days after the earlier of (i) the date that, pursuant to an Investigational New Drug filing, if any, made by Novo Nordisk or an Affiliate of Novo Nordisk for a Licensed Product, Novo Nordisk or an Affiliate of Novo Nordisk is permitted for the first time by the FDA to proceed with clinical testing of a Licensed Product; or (1i) the date of the first human administration of a Licensed Product by or on behalf of Novo Nordisk or an Affiliate of Novo Nordisk in any country. Regardless of the number of Licensed Products, nothing in this Agreement shall be construed as requiring Novo Nordisk to pay any milestone payment pursuant to this Section 4.2. 1 more than once.

               4.2.2 Novo Nordisk will pay Progenitor U.S. [***] within 60 days after the first initiation of Phase III clinical trials (or the first initiation of equivalent steps under the laws of any country other than the United States) for use of each separate Licensed Product to treat any specific indication.

               4.2.3 Novo Nordisk will pay Progenitor U.S. [***] within 60 days after the fire Product License Application ("PLA"), New Drug Application ("NDA") or equivalent filing, if any, made by Novo Nordisk or an Affiliate of Novo Nordisk for each separate Licensed Product is granted final approval by the FDA.

               4.2.4 Novo Nordisk will pay Progenitor U.S. [***] within 60 days after the first PLA-equivalent filing, if any, made by Novo Nordisk or an Affiliate of Novo Nordisk for each separate Licensed Product is granted final approval by the appropriate regulatory authority of Germany, or the United Kingdom, or any European central drug agency with authority for regulating such matters in Germany and/or the United Kingdom. One-half of each such payment [***] shall be deemed to be an advance on Royalties payable on Net Sales in Europe.

               4.2.5 Novo Nordisk will pay Progenitor U.S. [***] within 60 days after the first time final approval is granted by the appropriate regulatory authority for sale of each separate Licensed Product in Japan. The entire amount of each such payment shall be deemed to be an advance on Royalties payable on Net Sales in Japan.

               4.2.6 Except as set forth in Sections 4.2.4 and 4.2.5 above, the milestone payments shall be nonrefundable once paid and noncreditable against Royalties.

          4.3 In addition, Novo Nordisk shall pay to Progenitor a Royalty on annual Net Sales with respect to each separate Licensed Product (which shall be calculated separately for each "separate Licensed Product," as defined in
Section 4.4), at the following rates:

               4.3.1 Novo Nordisk shall pay Progenitor a Royalty of [***] of Net Sales with respect to such Licensed Product up to and including $100,000,000 in any calendar year;

               4.3.2 Novo Nordisk shall pay Progenitor a Royalty of [***] of Net Sales with respect to such Licensed Product over $100,000,000 up to and including $250,000,000 in any calendar year;

               4.3.3 Novo Nordisk shall pay Progenitor a Royalty of [***] of Net Sales with respect to such Licensed Product over $250,000,000 up to and including $500,000,000 in any calendar year; and

               4.3.4 Novo Nordisk shall pay Progenitor a Royalty of [***] of Net Sales with respect to such Licensed Product over $500,000,000 in any calendar year.

All such Royalties (after allowing credit for advances on Royalties paid pursuant to Sections 4.2.4 and 4.2.5 and any reduction of royalties pursuant to
Section 4.5) shall be due and payable within 60 days after the end of each calendar half year for Net Sales received in such calendar half year, as follows: Within 60 days after the end of each first and third calendar for which Royalties are payable hereunder (that is, the calendar quarters ending on March 31 and on September 30 of each such year), Novo Nordisk will submit to Progenitor a report stating the approximate Net Sales and Royalties due for such quarter, together with payment of such approximate amount. Within 60 days after the end of each calendar half year for which Royalties are payable hereunder (that is, the periods ending on June 30 and on December 31 of each such year), Novo Nordisk will submit to Progenitor a statement of actual Net Sales for such half year, separated as to Net Sales within Europe, Japan and all other countries, and the calculation of Royalties payable hereunder with respect to such Net Sales, together with payment of all remaining Royalties due with respect to such Net Sales, as adjusted for any amount previously paid as approximate Royalties with respect to such Net Sales.

          4.4 Whether or not a Licensed Product is considered a "separate Licensed Product" for purposes of making milestone payments pursuant to Sections 4.2.2 through 4.2.5 and for purposes of calculating Royalties pursuant to Section 4.3 will be determined on the basis of whether or not such Licensed Product contains any active ingredient different than or in addition to the active ingredient(s) in any other Licensed Product. That is, each Licensed Product will be considered to be a "separate Licensed Product" for which any additional milestone payment is due and for which Royalties are calculated separately only if such Licensed Product contains one or more active ingredients not also contained in any Licensed Product for which such milestone payment has then already been made or for which Royalties have then already been calculated, respectively.

          4.5 If subsequent to the date of this Agreement, Novo Nordisk determines in its sole discretion, which it will exercise in good faith, after consulting with Progenitor with respect thereto, that royalties must be paid to one or more third parties in order for Novo Nordisk to exercise the rights granted in Section 3.1, each party will share such third-party royalty obligation as follows: the royalty payments by Novo Nordisk under Section 4.3 shall be reduced by one-half of such third party royalties, except that such reduction shall be limited so that the royalty paid to Progenitor under
Section 4.3 is not reduced by more than one-half.

          4.6 All payments to be made by Novo Nordisk to Progenitor under this Agreement shall be made in United States dollars. Conversion of foreign currency to United States dollars for payments of Royalties shall be made at the average of the "buy" and "sell" conversion rates published in the Wall Street Journal, Eastern edition, on the last business day of the calendar quarter to which such payments relate.

          4.7 If laws or regulations require withholding by Novo Nordisk of any taxes imposed upon Progenitor on account of any Royalties paid under this Agreement, such taxes will be deducted by Novo Nordisk as required by law from such remittable Royalty and shall be paid by Novo Nordisk to the proper taxing authority. Official receipt of such taxes shall be secured and sent to Progenitor as evidence of such payment. The parties will use reasonable efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation treaties or agreements between foreign countries and the parties shall cooperate with each other with respect thereto, with the appropriate party under the circumstances providing the documentation required under such treaty or agreement to claim benefits thereunder.

          4.8 Novo Nordisk shall keep accurate records in sufficient detail to enable the amounts of Royalties due to Progenitor to be determined. Upon Progenitor's request and after reasonable prior notice, Novo Nordisk shall permit an independent certified public accountant selected by Progenitor to have access during ordinary business hours to Novo Nordisk's records necessary to determine the correctness of any report or payment made with respect to any half year and to obtain information as to the amount payable to Progenitor for any such period. Such examination shall be at Progenitor's expense and shall not take place more than once each year. These rights with respect to any year shall terminate two (2) years after the end of such year. Information supplied to Progenitor by such independent certified public accountant shall not include any proprietary information not required to be disclosed to it under other Sections of this Agreement. If such accounting firm concludes that additional Royalties are owed for any half year, Progenitor will provide Novo Nordisk with access to such accounting firm's work product with respect to such conclusion, and Novo Nordisk shall have a period of up to 60 days after receipt of such work product in which to review such findings. If, after such 60-day review period, Novo Nordisk agrees with the conclusion reached by such accounting firm with respect to such additional Royalties, Novo Nordisk shall promptly pay the additional Royalties owed. If, after such 60-day review period, the parties are not in agreement as to the amount of any additional Royalties owed, the parties will negotiate in good faith for a period of 60 days with respect thereto. If the parties are unable to agree on the amount of any such additional Royalties owed after such 60-day period of negotiation, the parties will submit such question to binding arbitration pursuant to Section 9.9.

     5.   CONFIDENTIALITY.


          5.1 Each party (the "Receiving Party") acknowledges and agrees that the other party (the "Disclosing Party") may, in the course of performing this Agreement and the parties' other dealings, disclose confidential information belonging to the Disclosing Party in writing, orally or by demonstration or sample. All such confidential information of the Disclosing Party shall be maintained in confidence by the Receiving Party and will not be used by the Receiving Party for any purpose except as authorized hereunder. The Receiving Party shall exercise the same degree of care to preserve the confidentiality of such information of the Disclosing Party as it uses to protect its own confidential information of similar nature, and the Receiving Party shall safeguard such information against disclosure to third parties, including without limitation employees and persons working or consulting for the Receiving Party. This obligation of confidentiality does not apply to information and material that:

               (i) were properly in the possession of the Receiving Party, without any restriction on use or disclosure, prior to receipt from the Disclosing Party, and such possession can be properly demonstrated by the Receiving Party;

               (ii) are in the public domain by public use, publication, general knowledge or the like, or after disclosure hereunder become general or public knowledge through no fault of the Receiving Party;

              (iii) are property obtained by the Receiving Party from a third party not under a confidentiality obligation;

               (iv) are independently developed by or on behalf of the Receiving Party without the assistance of the confidential information of the Disclosing Party; or

               (v) are required to be disclosed by order of any court or governmental authority.

          5.2 The Receiving Party shall not acquire any rights with respect to confidential information disclosed to it by the Disclosing Party, except as expressly set forth in this Agreement. The Receiving Party shall not disclose any confidential information of the Disclosing Party to any third party or to any employees, officers or directors of the Receiving Party except those who reasonably require such disclosure for purposes of performing the Receiving Party's obligations under this Agreement without the prior, written consent of the Disclosing Party.

          5.3 Upon termination of this Agreement, the Receiving Party shall return to the Disclosing Party or destroy any tangible copies of any confidential information provided to it hereunder by the Disclosing Party; provided, however, that the Receiving Party may retain one (1) copy of confidential information disclosed to it by the Disclosing Party in its confidential legal files for archival purposes.

          5.4 Each party agrees that it will not make any public announcement or other publication regarding any results of the research conducted hereunder before a patent application has been filed with respect thereto, except upon the prior written approval of the other party in each instance. In addition, each party will refrain from issuing any press release or making any public announcement or other publication regarding this Agreement or the relationship of the parties hereto, except for announcements or disclosures which are required by law to be made, without the prior, written consent of the other party in each instance, which consent will not be unreasonably withheld. Progenitor will also refrain from publishing or disclosing any information or material that is in any way related to this Agreement or any Growth Factor or Licensed Product without the prior, written consent of Novo Nordisk in each instance, which consent will not be unreasonably withheld. Each party will respond to any request for consent pursuant to this Section 5.4 as soon as reasonably possible.

     6.   WARRANTIES AND INDEMNIFICATION.

          6.1 Each party hereby represents and warrants that, as of the date of this Restated Agreement:

               6.1.1 It has full right and authority to enter into this Agreement, has taken all corporate action necessary on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and its respective obligations under this Agreement are not subject to prior commitments or obligations to any third party.

               6.1.2 It had not, on or prior to March 17, 1996, entered into any contract, agreement, partnership, joint venture or other arrangement, whether oral or written, with any third party relating to the Receptor that is inconsistent with the terms of this Agreement. It has not, whether before, on, or after March 17, 1996, entered into any contract, agreement, partnership, joint venture or other arrangement, whether oral or written, with any third party relating to any Growth Factor, Licensed Product, Licensed Patent Rights or Licensed Technology that is inconsistent with the terms of this Agreement.

          6.2 Progenitor represents and warrants that, to the best of Progenitor's knowledge, the technology developed by or on behalf of Progenitor covered by the Licensed Patent Rights and Licensed Technology, as it exists on the date of this Restated Agreement, has been made and developed without the use of, or infringement upon, the secrets, patents or other proprietary rights or interests of any third party and without the use of any equipment, supplies or facilities of any third party that would create any right to any Licensed Patent Rights, Licensed Technology or Joint Technology in such third party.

          6.3 Novo Nordisk assumes all risks of damage or injury to persons and to property arising out of any manufacture, use or sale of Licensed Product by or on behalf of Novo Nordisk and its Affiliates and sublicensees, and shall hold harmless and indemnify Progenitor and its Affiliates from and against any and all personal injury, property damage, product liability or similar claims, losses and liabilities arising out of such manufacture, use or sale of Licensed Product, except for such claims, losses and liabilities caused by a breach of Progenitor's representations under any other Section of this Agreement and except as set forth in Section 6.4.

Progenitor assumes all risks of damage or injury to persons and to property arising out of any manufacture, use or sale of Progenitor Receptor Product and/or Progenitor Growth Factor Product by or on behalf of Progenitor and its Affiliates and sublicensees, and shall hold harmless and indemnify Novo Nordisk and its Affiliates from and against any and all personal injury, property damage, product liability or similar claims, losses and liabilities arising out of such manufacture, use or sale of Progenitor Receptor Product and/or Progenitor Growth Factor Product, except for such claims, losses and liabilities caused by a breach of Novo Nordisk's representations under any other Section of this Agreement and except as set forth in Section 6.4.

          6.4 Nothing in this Agreement shall be construed as a warranty, representation or undertaking with respect to the utility, efficacy, nontoxicity, safety or appropriateness of using any Receptor, Growth Factor, Licensed Product or any other product; provided, however, that Progenitor represents and warrants that it has fully disclosed to Novo Nordisk, and Progenitor covenants that it will fully disclose to Novo Nordisk, to the extent it can do so without violating any obligation of Progenitor and/or any of its Affiliates to any third party, all data and information in Progenitor's possession, knowledge or control relating to the use, manufacture, utility, efficacy, nontoxicity, safety and appropriateness of each Growth Factor and Licensed Product. Otherwise, the physical quantities of materials provided by each party to the other hereunder are provided "as is," and neither party makes any representation or warranty of any kind, express or implied, written or oral, including, without limitation, any representation or warranty with respect to the value, adequacy, freedom from fault, or the quality, efficiency, suitability, characteristics, usefulness, merchantability or fitness for a particular purpose of, such physical quantities of materials, except as otherwise set forth in this Agreement.

          6.5 NOVO NORDISK ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE LICENSES GRANTED BY PROGENITOR IN THIS AGREEMENT ARE GRANTED WITHOUT WARRANTY OF ANY KIND.

          6.6 Each party agrees to indemnify and hold the other party harmless from and against any loss, damage, liability and expense, including, without limitation, reasonable attorneys' fees and costs of defense, arising out of any breach of such party's representations, warranties or covenants under this Agreement. Progenitor agrees that Novo Nordisk shall have the right to set off any such amounts owed to Novo Nordisk from fees and Royalties payable to Progenitor hereunder.

     7.   INFRINGEMENT.

          7.1 Except as set forth in Sections 8.5.2 and 8.6.3, in the event that any of the Licensed Joint Patent Rights or any other Licensed Patent Rights exclusively licensed to Novo Nordisk pursuant to the second sentence of
Section 3.1 are infringed or believed to be infringed by a third party, Novo Nordisk may, at its option, elect to prosecute such infringement claims. If Novo Nordisk elects to commence such an action, Novo Nordisk shall have control of such action and shall have the right to settle or compromise the same, and Progenitor agrees that it shall fully cooperate in every reasonable way with the prosecution of such action. If Novo

Nordisk elects to commence such an action, Progenitor hereby grants Novo Nordisk the right to do so in Progenitor's name, and, if Progenitor is a legally indispensable party to such action, Novo Nordisk may cause it to be joined as a party in such action at Novo Nordisk's expense. Novo Nordisk shall notify Progenitor of any action filed by Novo Nordisk pursuant to this Section and shall keep Progenitor generally informed as to the progress of such action.

          7.2 Recoveries or reimbursements from any such action shall first be applied to reimburse Novo Nordisk for its expenses, costs and fees in connection with the action. Any remaining recoveries or reimbursements, to the extent they constitute the equivalent of, or damages or payments in lieu of, reasonable royalties on the infringer's sales (but not in excess of the amount that would be payable pursuant to Section 4.3), shall be shared with Progenitor in accordance with Section 4.3, and otherwise shall be retained by Novo Nordisk as its own property.

          7.3 In the event that Novo Nordisk decides not to commence or continue prosecution of an infringement of the Licensed Joint Patent Rights, or of the other Licensed Patent Rights exclusively licensed to Novo Nordisk, pursuant to the above paragraphs, Novo Nordisk will promptly give written notice of such decision to Progenitor. Progenitor shall thereafter have the right, but not the obligation, to commence or continue such action at its own expense, controlling such action and retaining all recoveries therefrom. If Progenitor elects to bring an action to prosecute the infringement of any Licensed Joint Patent Rights or other exclusively-licensed Licensed Patent Rights under this Section, Progenitor shall have sole control of such action and may settle or compromise such action in its sole discretion, provided that no such settlement or compromise conflicts with any provision of this Agreement. If Progenitor elects to commence such an action, Novo Nordisk hereby grants Progenitor the right to do so in Novo Nordisk's name, and, if Novo Nordisk is a legally indispensable party to such action, Progenitor may cause it to be joined as a party in such action at Progenitor's expense, and Novo Nordisk agrees to cooperate fully in every reasonable way with the prosecution of such action.

     8.   TERM AND TERMINATION.

          8.1 The term of this Agreement shall begin on the date set forth above and shall continue until the earlier of the date of termination of Novo Nordisk's licenses (whether in accordance with Section 8.2 or as provided in Section 2.1, whereby the license to Progenitor under Section 8.6 will become effective) or the date of termination of this-Agreement in accordance with
Section 8.3.

          8.2 Novo Nordisk may terminate the licenses granted to it pursuant to this Agreement with respect to all Growth Factors at any time during Stage 1 or after the end of Stage 2 of the Growth Factor Research Phase upon delivery of 30 days' written notice to Progenitor, or at any time during Stage 2 upon delivery of 90 days' written notice to Progenitor. Novo Nordisk may also terminate this Agreement at any time before the commencement of Stage 2 or after termination of the Growth Factor Research Phase upon delivery of 30 days' written notice to Progenitor, or at any other time upon delivery of 90 days' written notice to Progenitor.

          8.3 Either party may terminate this Agreement upon 120 days' written notice to the other party at any time that such other party is in material breach of any obligation hereunder if such breach is not cured within such 120-day period. Neither party shall be deemed to be in material breach of this Agreement during any period in which a good faith dispute between the parties exists regarding performance or breach of its obligations hereunder.

          8.4 The provisions in this Agreement regarding payment of fees and Royalties accrued as of the date of termination, confidentiality, indemnification and the revisions set forth in Sections 1, 6, 8.5, 8.6, 8.7, 8.8, and 9 shall survive any expiration or termination of this Agreement. In addition, Novo Nordisk shall have a continuing, non-exclusive right to use the Licensed Technology, but not to exercise any Licensed Patent Rights which are then at any time covered by Valid Claims, following any termination or expiration of this Agreement.

          8.5 Novo Nordisk hereby grants to Progenitor and its Affiliates, effective as of March 17, 1996, the worldwide, sole and exclusive, royalty-free license, with right to sublicense, under Novo Nordisk's rights in Novo Nordisk Receptor Patent Rights and Receptor Joint Technology arising from the research conducted pursuant to this Agreement in the course of Receptor Stage 1 (which had previously been called "Ligand Stage 1") to make, have made, use, sell, have sold, offer for sale and import Progenitor Receptor Product for use in the Field. The following terms shall apply until expiration of the last to expire of any Valid Claim of the Novo Nordisk Receptor Patent Rights or until such license is terminated by Novo Nordisk, which Novo Nordisk may do by delivery of 120 days' written notice to Progenitor at any time that Progenitor is in breach of any obligation under this Section 8.5, if such breach is not cured within such 120-day period:

              8.5.1 Progenitor shall have the right, at its expense, to file, prosecute and maintain patent applications and other patent filings in or with respect to any Novo Nordisk Receptor Patent Rights and Receptor Joint Technology.

              8.5.2 In addition, Progenitor shall have the sole and exclusive right, as between the parties, to institute suit against any third party for infringement of Novo Nordisk Receptor Patent Rights and Receptor Joint Technology.

                    (i) If Progenitor elects to commence such an action, Progenitor shall have control of such action and shall have the right to settle or compromise the same, and Novo Nordisk agrees that it shall fully cooperate in every reasonable way with the prosecution of such action. If Progenitor elects to commence such an action, Novo Nordisk hereby grants Progenitor the right to do so in Novo Nordisk's name, and, if Novo Nordisk is a legally indispensable party to such action, Progenitor may cause it to be joined as a party in such action at Progenitor's expense. Progenitor shall notify Novo Nordisk of any action filed by Progenitor pursuant to this Section and shall keep Novo Nordisk generally informed as to the progress of such action.

                    (ii) Recoveries or reimbursements from any such action shall be retained by Progenitor as its own property.

                   (iii) In the event that Progenitor decides not to commence or continue prosecution of an infringement of the Novo Nordisk Receptor Patent Rights pursuant to the above paragraphs, Progenitor will promptly give written notice of such decision to Novo Nordisk. Novo Nordisk shall thereafter have the right, but not the obligation, to commence or continue such action at its own expense, controlling such action and retaining all recoveries therefrom. If Novo Nordisk elects to bring any such action, Novo Nordisk shall have sole control of such action and may settle or compromise such action in its sole discretion. If Novo Nordisk elects to commence such an action, Progenitor hereby grants Novo Nordisk the right to do so in Progenitor's name, and, if Progenitor is a legally indispensable party to such action, Novo Nordisk may cause it to be joined as a party in such action at Novo Nordisk's expense, and Progenitor agrees to cooperate fully in every reasonable way with the prosecution of such action.

               8.5.3 Novo Nordisk covenants that it will fully disclose to Progenitor, to the extent it can do so without violating any obligation of Novo Nordisk and/or any of its Affiliates to any third party, all data and information in Novo Nordisk's possession, knowledge or control relating to the use, manufacture, utility, efficacy, nontoxicity, safety and appropriateness of the Receptor and each Progenitor Receptor Product.

          8.6 Effective only upon any termination of the licenses granted pursuant to this Agreement with respect to all Growth Factors by Novo Nordisk pursuant to Section 8.2 or by Progenitor pursuant to Section 2. 1. 1 of this Restated Agreement, or by Progenitor pursuant to Section 8.3, which termination becomes effective prior to the payment by Novo Nordisk of the license fee pursuant to Section 4. 1, Novo Nordisk hereby grants to Progenitor and its Affiliates the worldwide, sole and exclusive license, with right to sublicense, under Novo Nordisk's rights in Novo Nordisk Growth Factor Patent Rights and Growth Factor Joint Technology arising from the research conducted pursuant to this Agreement in the course of the Growth Factor Research Phase to make, have made, use, sell, have sold, offer for sale and import Progenitor Growth Factor Product for use in the Field. Novo Nordisk will deliver to Progenitor, within 90 days after any such termination, all materials constituting Growth Factor Joint Technology and copies of all data in Novo Nordisk's possession regarding the Growth Factor Joint Technology. If such a termination occurs, the following terms shall apply until expiration of the last to expire of any Valid Claim of the Novo Nordisk Growth Factor Patent Rights or until such license is terminated by Novo Nordisk, which Novo Nordisk may do by delivery of 120 days' written notice to Progenitor at any time that Progenitor is in breach of any obligation under this Section 8.6, if such breach is not cured within such 120-day period:

               8.6.1 Progenitor shall pay Novo Nordisk a royalty on annual Progenitor Growth Factor Net Sales with respect to each separate Progenitor Growth Factor Product, at the following rates:

                    (i) Progenitor shall pay Novo Nordisk a royalty of [***] of Progenitor Growth Factor Net Sales with respect to such Progenitor Growth Factor Product up to and including $100,000,000 in any calendar year;

                    (ii) Progenitor shall pay Novo Nordisk a royalty of [***] of Progenitor Growth Factor Net Sales with respect to such Progenitor Growth Factor Product over $100,000,000 up to and including $250,000,000 in any calendar year;

                   (iii) Progenitor shall pay Novo Nordisk a royalty of [***] of Progenitor Growth Factor Net Sales with respect to such Progenitor Growth Factor Product over $250,000,000 up to and including $500,000,000 in any calendar year; and
                    (iv) Progenitor shall pay Novo Nordisk a royalty of [***] of Progenitor Growth Factor Net Sales with respect to such Progenitor Growth Factor Product over $500,000,000 in any calendar year.

Whether or not a product is considered a "separate Progenitor Growth Factor Product" for the purpose of calculation of the applicable royalty rate will be determined on the basis of whether or not such Progenitor Growth Factor Product contains any active ingredient different from or in addition to the active ingredient(s) in any other Progenitor Growth Factor Product (in which case such product will be treated as a separate Progenitor Growth Factor Product for such purpose). All such royalties shall be due and payable within 60 days after the end of each calendar half year for Progenitor Growth Factor Net Sales received in the preceding calendar half year, as follows: Within 60 days after the end of each first and third calendar quarter for which royalties are payable by Progenitor under this Section 8.6 (that is, the calendar quarters ending on March 31 and on September 30 of each such year), Progenitor win submit to Novo Nordisk a report stating the approximate Progenitor Growth Factor Net Sales and royalties due for such quarter, together with payment of such approximate amount. Within 60 days after the end of each calendar half year during which royalties are payable by Progenitor under this Section 8.6 (that is, the periods ending on June 30 and on December 31 of each such year), Progenitor will submit to Novo Nordisk a written statement of Progenitor Growth Factor Net Sales for the half year, separated as to Progenitor Growth Factor Net Sales within Europe, Japan and an other countries, and the calculation of royalties payable hereunder with respect to such Progenitor Growth Factor Net Sales, together with payment of all remaining royalties due with respect to such Progenitor Growth Factor Net Sales, as adjusted for any amount previously paid as approximate royalties with respect to such Progenitor Growth Factor Net Sales. Progenitor shall keep, and shall cause its sublicensees to keep, complete, true and accurate records for the purpose of showing the derivation of all royalties payable to Novo Nordisk under this Agreement. During any period in which such royalties are payable by Progenitor to Novo Nordisk hereunder, the provisions of Sections 4.6, 4.7, and
4.8 above, regarding conversion of foreign currency, withholding and payment of taxes, and retention and inspection of records, shall apply to Novo Nordisk as licensor and Progenitor as licensee just as applicable under those Sections to Progenitor as licensor and Novo Nordisk as licensee.

               8.6.2 Following any termination giving rise to the rights granted in this Section 8.6, Progenitor shall have the right, at its expense, to file, prosecute and maintain patent applications and other patent filings in or with respect to any Novo Nordisk Growth Factor Patent Rights and Growth Factor Joint Technology.

               8.6.3 In addition, following any termination giving rise to the rights granted in this Section 8.6, Progenitor shall have the sole and exclusive right, as between the parties, to institute suit against any third party for infringement of Novo Nordisk Growth Factor Patent Rights and Growth Factor Joint Technology.

                    (i) If Progenitor elects to commence such an action, Progenitor shall have control of such action and shall have the right to settle or compromise the same, and Novo Nordisk agrees that it shall fully cooperate in every reasonable way with the prosecution of such action. If Progenitor elects to commence such an action, Novo Nordisk hereby grants Progenitor the right to do so in Novo Nordisk's name, and, if Novo Nordisk is a legally indispensable party to such action, Progenitor may cause it to be joined as a party in such action at Progenitor's expense. Progenitor shall notify Novo Nordisk of any action filed by Progenitor pursuant to this Section and shall keep Novo Nordisk generally informed as to the progress of such action.

                   (ii) Recoveries or reimbursements from any such action shall first be applied to reimburse Progenitor for its expenses, costs and fees in connection with the action. Any remaining recoveries or reimbursements, to the extent they constitute the equivalent of, or damages or payments in lieu of, reasonable royalties on the infringer's sales (but not in excess of the amount that would be payable pursuant to Section 8.6.1), shall be shared with Novo Nordisk in accordance with Section 8.6.1, and otherwise shall be retained by Progenitor as its own Property.

                  (iii) In the event that Progenitor decides not to commence or continue prosecution of an infringement of the Novo Nordisk Growth Factor Patent Rights pursuant to the above paragraphs, Progenitor will promptly give written notice of such decision to Novo Nordisk. Novo Nordisk shall thereafter have the right, but not the obligation, to commence or continue such action at its own expense, controlling such action and retaining all recoveries therefrom. If Novo Nordisk elects to bring any such action, Novo Nordisk shall have sole control of such action and may settle or compromise such action in its sole discretion. If Novo Nordisk elects to commence such an action, Progenitor hereby grants Novo Nordisk the right to do so in Progenitor's name, and, if Progenitor is a legally indispensable party to such action, Novo Nordisk may cause it to be joined as a party in such action at Novo Nordisk's expense, and Progenitor agrees to cooperate fully in every reasonable way with the prosecution of such action.

               8.6.4 Following any termination giving rise to the rights granted in this Section 8.6, Novo Nordisk covenants that it will fully disclose to Progenitor, to the extent it can do so without violating any obligation of Novo Nordisk and/or any of its Affiliates to any third party, all data and information in Novo Nordisk's possession, knowledge or control relating to the use, manufacture, utility, efficacy, nontoxicity, safety and appropriateness of each Growth Factor and Progenitor Growth Factor Product.

          8.7 Upon Progenitor's request, Novo Nordisk will negotiate with Progenitor in good faith for a reasonable period of time following any termination of the licenses granted hereunder and/or of this Agreement, which termination is effective after the payment by Novo Nordisk of the license fee pursuant to Section 4. 1, regarding a license to Progenitor of rights under applicable Novo Nordisk Growth Factor Patent Rights and Growth Factor Joint Technology, but the parties acknowledge that no agreement for a grant of any such license is included in the terms of this Agreement, and Novo Nordisk shall not be required to grant any such license nor to do so on any particular terms.

          8.8 PROGENITOR ACKNOWLEDGES THAT THE LICENSES GRANTED IN SECTIONS 8.5 AND 8.6 ARE GRANTED AS IS, WITHOUT WARRANTY OF ANY KIND, AND PROGENITOR AGREES TO INDEMNIFY NOVO NORDISK FOR ANY LOSS DAMAGE, LIABILITY AND EXPENSE, INCLUDING WITHOUT LIMITATION ATTORNEYS' FEES AND COSTS OF DEFENSE, ARISING OUT OF ANY EXERCISE OF SUCH RIGHTS BY OR ON BEHALF OF PROGENITOR, ITS AFFILIATES AND/OR ANY LICENSEE OR ASSIGNEE OF PROGENITOR OR AN AFFILIATE OF PROGENITOR.

     9.   MISCELLANEOUS.

          9.1 Novo Nordisk shall have complete control, as between the parties, over the development, manufacture, testing, pricing, marketing, sale and distribution of any Licensed Product. All trademark and service mark rights and all goodwill associated with any trademarks and service marks used by Novo Nordisk and its Affiliates and sublicensees in connection with Licensed Product shall, as among the parties, belong solely to Novo Nordisk.

          9.2 This Restated Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, including without limitation the initial form of this Agreement.

          9.3 Neither party shall assign or transfer any of its rights hereunder, or delegate any of its obligations hereunder, to any third party (other than an Affiliate of such party) without the prior, written consent of the other party in each instance; provided, however, that (i) either party may assign all its rights and obligations hereunder to a third party that acquires all assets of such party associated with the collaboration established by this Agreement, so long as such assigning party provides the other party with notice of such assignment at least 30 days before it becomes effective; and (ii) Novo Nordisk may delegate any duty arising under this Agreement to any third party so long as Novo Nordisk remains ultimately responsible, as between the parties, for performance of such duty. This Agreement shall bind and benefit the parties hereto and their permitted successors and assigns.

          9.4 All notices, requests, reports and other communication provided for or permitted hereunder shall be given in writing and shall be hand delivered or sent by facsimile, reputable courier or by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the first page of this Agreement, or to such other address as a party may inform the others of in writing.
Notices will be deemed delivered on the earliest of transmission by facsimile, actual receipt or ten days after mailing as set forth herein.

          9.5 Any terms of this Agreement may be amended, modified or waived only in a writing signed by all the parties hereto.

          9.6 If any provisions of this Agreement shall be held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions shall not be affected or impaired.

          9.7 Nothing herein contained shall constitute this a joint venture agreement or constitute either party as the partner, principal or agent of the other, this being an Agreement between independent contracting parties. Neither party shall have any authority to bind the other party in any respect whatsoever.

          9.8 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, U.S.A., without regard to its conflict of law rules.

          9.9 Any dispute arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of the Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such 60-day period, the parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Progenitor and Novo Nordisk and the third shall be appointed by such two arbitrators, or, if such two arbitrators are unable to agree on the third arbitrator within a period of 30 days after appointment of the second of them, such third arbitrator shall be appointed by the AAA. Any such arbitration shall be held in New York, New York. The arbitrators shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and acknowledge this Agreement as of the day and year first above written.


Progenitor, Inc.                        Novo Nordisk A/S

By        /s/ Stephen Williams          By        /s/ Claus Kuhl
     --------------------------------        ----------------------------------
 Its    Dr. Stephen Williams                 Dr. Claus Kuhl, Corporate Vice
     --------------------------------        President of Healthcare Discovery
        Vice President of                    and Development
        Corporate Development


[Add appropriate notary blocks for Novo Nordisk and Progenitor.]

                                LIST OF EXHIBITS

EXHIBIT 1.20 - Description of Target Growth Factor

EXHIBIT 2.1.1 - Work plan for Stage 1

EXHIBIT 2.1.2 - Stage 2 studies

EXHIBIT 1.20

     DESCRIPTION OF TARGET GROWTH FACTOR


[***]

[***]

[***]

[***]

[***]

EXHIBIT 2.1.1

     WORK PLAN FOR STAGE 1

SUMMARY PLAN:


[***]

[***]

     EXHIBIT 2.1.2

          STAGE 2 STUDIES



[***]

[***]

                                 ACKNOWLEDGMENT

State of Washington

County of King


     On February 21, 1997 before me, Jaley D.Stone, Notary Public, personally appeared Claus Kuhl, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                                  /s/ Jaley D. Stone
                                             ----------------------------------
                                             Jaley D. Stone, Notary Public

                                 ACKNOWLEDGMENT

State of California

County of San Francisco


     On February 18, 1997 before me, Cherrie L. Mahmoud, Notary Public, personally appeared Stephen J. Williams, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                             /s/ Cherrie L. Mahmoud
                                        ---------------------------------------
                                        Cherrie L. Mahmoud, Notary Public